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                                                                    Exhibit 10.5

          SECOND AMENDMENT TO WAREHOUSING CREDIT AND SECURITY AGREEMENT

      THIS SECOND AMENDMENT TO WAREHOUSING CREDIT AND SECURITY AGREEMENT (the "Agreement") is made and entered into effective as of May 19, 2005, by and between the undersigned TRIBECA LENDING CORPORATION, ("Borrower"), and SKY BANK ("Sky Bank", "Lender", or "Bank").

      WHEREAS, Bank originally granted a revolving warehousing line of credit loan in the principal amount of THIRTY MILLION AND 00/100 DOLLARS ($30,000,000.00) to Borrower subject to and in accordance with a WAREHOUSING CREDIT AND SECURITY AGREEMENT dated as of September 30, 2003 by and between Borrower and Bank (the "Loan Agreement" and all capitalized terms herein having the meaning ascribed to such term in the Loan Agreement unless otherwise defined herein); and

      WHEREAS, Borrower and Bank subsequently agreed to (i) increase the maximum amount of the Commitment from THIRTY MILLION AND 00/100 DOLLARS ($30,000,000.00) to FORTY MILLION AND 00/100 DOLLARS ($40,000,000.00) (the "Loan" or the "Commitment") and (ii) extend the original expiration date of the Commitment in the AMENDED AND RESTATED FIRST AMENDMENT TO WAREHOUSING CREDIT AND SECURITY AGREEMENT dated effective as of April 7, 2004 ("First Amendment"); and

      WHEREAS, the Loan is guaranteed by Franklin Credit Management Corporation; and

      WHEREAS, the purpose of the Loan is to finance the funding or purchase of originations of Mortgage Loans; and

      WHEREAS, Borrower has asked Bank to further extend the date of expiration and termination of the Commitment up to and through July 31, 2005 and Bank, in accordance with and subject to the terms, conditions and covenants and representations and warranties contained herein, has agreed to said request.

      NOW THEREFORE, by mutual agreement of the parties and in mutual consideration of the premises and for other good and valuable considerations, the receipt and sufficiency of which is hereby mutually acknowledged, Borrower and Bank agree as follows:

      1. Extension of Expiration and/or Termination of Commitment. The date of expiration and/or termination of Commitment shall be extended up to and through July 31, 2005 and all references in the Loan Agreement and First Amendment to an expiration and/or termination of Commitment shall now be deemed to refer to the date of expiration



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and or termination of Commitment up to and through July 31, 2005. All Advances under the Commitment will continue to be subject to the terms, provisions, conditions and covenants of the Loan Agreement.

      2. Conditions Precedent. The agreement of Bank to modify the Loan Agreement as set forth herein shall become effective when, and only when, Bank has received a counterpart of this Agreement duly executed by Borrower, and each of the following conditions have been fully satisfied, including, without limitation, that all related documents as required below have been executed (as applicable) and/or delivered to Bank by the appropriate party or parties:

            (a) Execution of the Guarantor's Consent and Acknowledgement herein-below.

      3. Terms and Conditions. Other than as modified herein, all of the terms, conditions and covenants of the Loan Agreement shall remain in full force and effect.

      4. Representations and Warranties. Borrower hereby represents and warrants to Bank that (i) there are no present uncured defaults under the Loan Agreement, as amended, or, to Borrower's knowledge, any events or conditions which but for the giving of notice and/or passage of time would constitute a default thereunder, (ii) Borrower's financial conditions is and shall remain such as to enable Borrower to perform all of its obligations under the Loan Agreement, as heretofore modified and as modified herein, (iii) to the best of Borrower's knowledge, all of the representations and warranties of Borrower in the Loan Agreement are true and correct in all material respects as of the date hereof, and Borrower continues to be in compliance with all representations, warranties and covenants contained in the Loan Agreement, and (iv) as of the date hereof, Borrower has no defenses, claims, counterclaims or rights of offset or recoupment with respect to the Loan Agreement, the Note, the Amended and Restated Note, or with respect to the Loan indebtedness evidenced and/or secured thereby. Borrower acknowledges and agrees that Bank is specifically relying upon the representations and warranties contained herein. Borrower waives, releases, and forever discharges Bank, its agents, officers, directors and employees, from and against any and all rights, claims or causes of action against the Bank, its agents, officers, directors and employees, arising out of its or their actions or inactions in connection with the Loan or the Loan Agreement.

       5. Miscellanous Term and Conditions

            (a) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Whenever used in this Agreement, unless the context otherwise specifies or requires, the singular includes the plural, and the plural the singular; the gender used includes the other genders; and verbs in the present tense include the future tense. This Agreement shall be deemed to be an agreement entered into in the State of Ohio and shall be construed and enforced in accordance with the laws of the State of Ohio, without reference to the conflict of laws provisions thereof. If any provision of this Agreement conflicts with applicable law in any specific situation, such provision shall be modified to the minimum extent necessary to make its application to such situation valid and enforceable. Such conflict shall not affect any other provision hereof which can be given effect with the conflicting provision as modified or, if the conflicting provision cannot be modified, without the conflicting provision. This Agreement and the exhibit(s) attached hereto constitutes the entire Agreement between the parties hereto, and there are no other agreements or understandings with respect to the matters set forth herein other than as set forth in this Agreement. This Agreement may not be amended except by written instrument executed by both parties.

            (b) The captions and headings contained herein are for convenience only, and shall not be used to interpret, limit or define the scope or intent of any provision hereof.




                    Balance of Page Left Blank Intentionally


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         IN WITNESS WHEREOF, this Agreement has been executed as of the date first appearing above notwithstanding the date it is actually executed.

Bank:

SKY BANK,

By: /s/ Jerry S. Sutherin
    -------------------------
    Jerry S. Sutherin
    Its: Senior Vice President, Specialty Lending Group


Borrower:

Tribeca Lending Corporation:

By: /s/ Craig Galea
    --------------------------
    Craig Galea,
    Its: Managing Director


Acknowledgement and Consent of Guarantor


The undersigned does hereby (i) consent to the foregoing SECOND AMENDMENT TO WAREHOUSING CREDIT AND SECURITY AGREEMENT (the "Second Amendment"); (ii) and reaffirm and ratify the undersigned's, Unconditional and Continuing Secured Guaranty dated on or about September 30, 2003 (the "Guaranty"), and (iii) agrees that the "Indebtedness" guaranteed under said Guaranty includes, without limitation, all principal, interest, and other sums due to Sky Bank from Tribeca Lending Corporation under the Warehouse Credit and Security Agreement dated September 30, 2003 and the First Amendment dated effective as of April 7, 2004 by and between Tribeca Lending Corporation and Sky Bank, as amended by the foregoing Second Amendment for the purpose of extending the date of expiration and/or termination of the Commitment up to and through July 31, 2005.


Franklin Credit Management Corp

By: /s/ Jeff Johnson
    -----------------------------
    Jeff Johnson
    Its: President